UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 20, 2019 (September 17, 2019)

CUMBERLAND PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

Tennessee	001-33637	62-1765329
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2525 West End Avenue, Suite 950, Nashville, Tennessee 37203
(Address of principal executive offices) (Zip Code)

(615) 255-0068
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Class	Trading Symbol	Name of exchanged on which registered
Common stock, no par value	CPIX	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Directors.
On September 17, 2019, the Board of Directors (the “Board”) of Cumberland Pharmaceuticals Inc. (the “Company”) determined to move one of the directors from Class III (with a term expiring at the 2022 annual meeting of the shareholders) to Class II (with a term expiring at the 2021 annual meeting of the shareholders) in order to achieve a more equal balance of membership among the three classes of directors, as required by the Third Amended and Restated Charter of the Company (the “Charter”) and Section 48-18-106 of the Tennessee Business Corporation Act (the “TBCA”). Accordingly, on September 17, 2019, Martin E. Cearnal resigned from his position as a Class III director. Following his resignation, the remaining members of the Board immediately reappointed Mr. Cearnal as a Class II director.
Mr. Cearnal’s resignation and reappointment were effected solely to ensure that each class of the Board would consist, as nearly as may be possible, of an equal number of directors, as required by the Charter and the TBCA. For all other purposes, Mr. Cearnal’s service on the Board is deemed to have continued uninterrupted.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cumberland Pharmaceuticals Inc.

Dated: September 20, 2019	By:	/s/ Michael Bonner
Michael Bonner
Chief Financial Officer